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                                                                   EXHIBIT 23.10

                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Joint Registration Statement on Form S-3 of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our reports (i) dated January 17, 1997, except for Note 7, as to which the date is November 25, 1997, on our audit of the financial statements of Royal Palace Hotel Associates included in the Current Report on Form 8-K of Patriot Hospitality, Inc. and Patriot American Hospitality Operating Company dated December 10, 1997; (ii) dated January 23, 1998, on our audit of the financial statements of Royal Palace Hotel Associates, included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated June 2, 1998.

                                               /s/ PricewaterhouseCoopers LLP

Tampa, Florida
August 24, 1998